EXHIBIT 16.1

                       [HEIN & ASSOCIATES, LLP LETTERHEAD]

October 28,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

RE: SUNNINGDALE, INC.

Ladies and Gentlemen:

We have read the statements made by SUNNINGDALE, INC. in Item 4.01(a) of the accompanying Form 8-K (Commission file number 1-9431), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Hein & Associates, LLP

HEIN & ASSOCIATES, LLP